SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF
1934

                       (AMENDMENT NO. __)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ] Definitive Proxy Statement

[X] Definitive Additional Materials

[_] Soliciting Material Pursuant to Sections 240.14a-11(c) or 240.14a-12

                          PRAIRIE FUNDS
                   PRAIRIE INSTITUTIONAL FUNDS
                 PRAIRIE INTERMEDIATE BOND FUND
                PRAIRIE MUNICIPAL BOND FUND, INC.
   -----------------------------------------------------------
        (Name of Registrant as Specified In Its Charter)

                          PRAIRIE FUNDS
                   PRAIRIE INSTITUTIONAL FUNDS
                 PRAIRIE INTERMEDIATE BOND FUND
                PRAIRIE MUNICIPAL BOND FUND, INC.
  -------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[ ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[X] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                   THE PRAIRIE FAMILY OF FUNDS
                          Prairie Funds
                   Prairie Institutional Funds
                 Prairie Intermediate Bond Fund
                Prairie Municipal Bond Fund, Inc.

Dear Shareholder:

     As you may be aware, First Chicago Corporation, ("FCC") has agreed to merge with NBD Bancorp, Inc. ("NBD"). As required by the Investment Company Act of 1940, as amended, consummation of the merger of NBD and FCC will result in the automatic termination of (i) the agreements under which the First Chicago Investment Management Company ("FCIMCO") provides investment advisory services to the Prairie Family of Funds and (ii) the sub-investment advisory agreement pertaining to the International Equity Fund of Prairie Funds. In anticipation of the completion of the merger and to provide continuity in investment advisory services to your Prairie Fund, we urge you to review the enclosed proxy statement. In the proxy statement you are asked to vote on the approval of a new Investment Advisory Agreement between the Fund and FCIMCO. If you are a shareholder of the International Equity Fund of Prairie Funds you are also asked to vote on the approval of a new Sub-Investment Advisory Agreement between FCIMCO and ANB Investment Management and Trust Company.

     Your Board has voted unanimously in favor of each proposal and recommends that you vote "FOR" them as well. You will find more information on the proposals in the enclosed proxy statement.

What Do These Changes Mean to You?

     Please be assured that no fee increase is proposed in the agreements you are asked to approve. The existing and new advisory agreements and sub-advisory agreements are identical, except for their effective dates. In addition, FCIMCO will continue to be responsible for making investment decisions for your Fund.

Your Vote is Important!

     We urge you to read the enclosed proxy statement and to vote now by completing, signing and returning the enclosed proxy ballot form(s) in the prepaid envelope. If you are a shareholder of more than one Fund, you will receive a proxy card for each of your Funds. Please vote and return each proxy card you receive. Every vote counts! If you have any questions, please call Shareholder Communications Corporation ("SCC") which has been retained to assist in the solicitation of proxies at 800-733-8481 extension 483.

                                   Sincerely,


                                   George O. Martinez
                                   Secretary